Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Shareholding

March 6, 2014 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces it was notified today that on March 5, 2014, Phil Vickers, a Person Discharging Managerial Responsibility, sold 1,151 American Depositary Shares in the Company (“ADSs”) at an average sale price of $169.3135. The ADSs were sold on the NASDAQ Global Select Market. One ADS is equal to three Ordinary Shares.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Laurie Stelzer	lstelzer@shire.com	+1 781 482 0733
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX